                                                                   Exhibit 3.126

                          CERTIFICATE OF INCORPORATION

                                       of

                         AMERICAN/MMAS ACQUISITION, INC.

     1. The name of this corporation is American/MMAS Acquisition, Inc.

     2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

     3. The purpose of this corporation is to engage in any lawful act or activity for which corporations say be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

     5. The name and mailing address of the incorporator is: Keith F. Higgins, One International Place, Boston, MA 02110.

     6. Except as provided to the contrary in the provisions establishing a class or series of stock, the amount of the authorized stock of this corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote.

     7. The election of directors need not be by ballot unless the by-laws shall so require.

     8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

     9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     10. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such parson is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expanses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

     11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

     12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent,

     THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 28th day of October, 1992.


                                              /s/ Keith F. Higgins
                                              ----------------------------------
                                              Keith F. Higgins, Incorporator


                                        2

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                              CERTIFICATE OF MERGER
                                       OF
                      MOBILE MEDIC AMBULANCE SERVICE, INC.
                                      INTO
                         AMERICAN/MMAS ACQUISITION, INC.

The undersigned corporations do hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                NAME                   STATE OF INCORPORATION
                ----                   ----------------------
Mobile Medic Ambulance Service, Inc.         Mississippi
American/MMAS Acquisition, Inc.               Delaware

     SECOND: That an Agreement and Plan of Reorganization between the parties to the merger has bean approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is AMERICAN/MMAS ACQUISITION, INC., which shall herewith be changed to MOBILE MEDIC AMBULANCE SERVICE, INC., a Delaware corporation.

     FOURTH: The Certificate of Incorporation of AMERICAN/MMAS ACQUISITION, INC., a Delaware Corporation, shall be the Certificate of Incorporation of the surviving corporation except that ARTICLE FIRST shall be amended to read as follows:

FIRST: The name of this corporation shall be:

                      MOBILE MEDIC AMBULANCE SERVICE, INC.

     FIFTH: That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation, the address of which is 67 Batterymarch Street, Suite 300, Boston, Massachusetts 02110.

     SIXTH: That a copy of the Agreement and Plan of Reorganization will be famished on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: That the authorized capital stock of the foreign corporation which is a party to the merger is as follows:

                                                         Par Value
Corporation                            Class    Shares   Per Share
-----------                            -----    ------   ---------
Mobile Medic Ambulance Service, Inc.   Common   5,000      $1.00

Dated: November 3, 1992.

MOBILE MEDIC AMBULANCE SERVICE, INC.      AMERICAN/MMAS ACQUISITION, INC.


By: /s/ John K. Rester                    By: /s/ Dominic J. Puopolo
    --------------------------------          --------------------------------
    John K. Rester, President             Title: President


ATTEST:                                   ATTEST:


By: /s/ X                                 By: /s/ X
    --------------------------------          --------------------------------
Title: Assistant Secretary                Title: Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

     Mobile Medic. Ambulance Service, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle

     The Board of Directors of Mobile Medic Ambulance Service, Inc. adopted the following resolution on the 1st day of September, 1996.

     Resolved, that the registered office of Mobile Medic Ambulance Service, Inc.

in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, Mobile Medic Ambulance Service, Inc. has caused this statement to be signed by William George, its Vice President*, this 1st day of September, 1996.


                                          /s/ William George
                                          -----------------------------------
                                          William George, Vice President
                                          (Title)

* Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.